Notice for Deduction from Bank Account


                                                        25 November 1998


We, King Power Duty Free Co., Ltd. (by Mr. Viratana Suntaranond), the owner of Savings Deposit Account No. 001-7-38194-8 at the Head Office, Account Name King Power Duty Free Co., Ltd., hereby notify Thai Military Bank Public Company Limited to deduct an amount of Baht 1,000,000.- (One Million Baht) from the above stated Savings Deposit Account No. 001-7-38194-8 for payment of the Front-End Fee. In case the money in the current account is insufficient for such payment and the Bank has paid it in advance due to whatever reasons though the money in our bank account is insufficient, we consent to bind ourselves in reimbursement of this amount to the Bank as if we have requested to withdraw the overdraft  and  consent to pay  interest  thereof at a rate of .......  p.a.  in compliance with the Bank's practice regarding overdraft. In case of any damage occurred, we shall be responsible therefor and the Bank shall not hold any responsibility of such damage.


(Seal of King Power Duty Free Co., Ltd.)
                   Signed.......................................Account Owner
                           King Power Duty Free Co., Ltd.


                   Signed........................................Witness
                           (Ms. Janthima Sangwichien)


                   Signed........................................Witness
                           (Mrs. Siriporn Leeyavanich)